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EXHIBIT 10.23

PLAN OF LIQUIDATION AND DISSOLUTION OF HIGH SPEED ACCESS CORP.

                       PLAN OF LIQUIDATION AND DISSOLUTION

                                       OF

                             HIGH SPEED ACCESS CORP.

THIS PLAN OF LIQUIDATION AND DISSOLUTION (THE "PLAN") PROVIDES FOR THE COMPLETE LIQUIDATION AND DISSOLUTION OF HIGH SPEED ACCESS CORP., A DELAWARE CORPORATION (THE "CORPORATION"), IN ACCORDANCE WITH SECTIONS 275 AND 281(B) OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE (THE "DGCL") AND SECTION 331 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), PURSUANT TO THE FOLLOWING STEPS:

            1. This Plan shall become effective upon the approval and adoption hereof by holders of a majority of the Corporation's outstanding common stock entitled to vote on a dissolution pursuant to Section 275 of the DGCL.

            2. The Corporation shall be formally dissolved at the appropriate time in accordance with the DGCL and in anticipation thereof shall cease doing business.

            3. Pursuant to the Plan, the Corporation shall cease to be a going concern at the earliest practical date, and shall continue its activities thereafter merely for the purpose of winding up its affairs, paying its debts and distributing the balance of its assets to its stockholders. The status of liquidation will exist at the time of the first liquidating distribution and will continue until the final liquidating distribution is made to the stockholders.

            4. Prior to the date the Certificate of Dissolution (referred to in paragraph 5 below) is accepted by the Secretary of the State of Delaware, the Corporation shall sell, exchange, transfer, lease, license or otherwise dispose of all of its property and assets to the extent, for such consideration (which may consist in whole or in part of forgiveness of obligations of the Corporation, money or other property) and upon such terms and conditions as the Board deems expedient and in the best interests of the Corporation and its stockholders, without any further vote or action by the Corporation's stockholders. The Corporation's remaining assets and properties may be sold in bulk to one buyer or to a small number of buyers or on a piecemeal basis to numerous buyers. The Corporation will not be required to obtain appraisals or other third party opinions as to the value of its properties and assets in connection with this liquidation process. The liquidation of the Corporation will not be preceded or followed by the reincorporation in, or transfer or sale to, a recipient corporation (the "Recipient") of any of the business or assets of the Corporation, if persons holding more than 20 percent in value of the stock in the Corporation also hold more than 20 percent in value of the stock of the Recipient. For these purposes, ownership has been determined by application of the constructive ownership rules of section 318, as modified by section 304(c)(3), of the Code. As part of the liquidation of its property and assets, the Corporation shall collect, or make provision for the collection of, all accounts receivable, debts and claims owing to the Corporation to the extent feasible and cost efficient.

            5. If the dissolution is approved pursuant to Paragraph 1 above, a Certificate of Dissolution will be filed with the Secretary of State of the State of Delaware in accordance with Section 103 of the DGCL at an appropriate time.

            6. Pursuant to Section 281(b) of the DGCL, the Corporation shall take the following actions through its officers and directors:


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            (a) (i) pay, or make reasonable provision to pay, all claims and obligations, including all contingent, conditional, or unmatured contractual claims, and all expenses relating to the sale of the Corporation's assets and the liquidation and dissolution of the Corporation (collectively, "Claims") known to the Corporation;

                  (ii)make such provision as will be reasonably likely to be sufficient to provide compensation for any claim against the Corporation which is the subject of a pending action, suit or proceeding to which the Corporation is a party; and

                  (iii) make such provision as will be reasonably likely to be sufficient to provide compensation for claims that have not been made known to the Corporation or that have not arisen but that, based on facts known to the Corporation, are likely to arise or to become known to the Corporation within 10 years after the date of dissolution of the Corporation.

      Notwithstanding the foregoing, the Corporation will neither pay nor make adequate provisions for any claims that are assumed by a buyer or buyers pursuant to the sale of the business or assets of the Corporation as contemplated by paragraph 4 above.

            (b) Claims shall be paid in full and any provisions required by subparagraphs 6(a)(ii) and 6(a)(iii) hereof shall be provided for in full if there are sufficient assets. It is expected that the fair market value of the Corporation's assets will exceed its liabilities both on the date of adoption of the Plan and at the time the first liquidating distribution to the stockholders (discussed below) is made. However, if there are insufficient assets for the payment of Claims and provisions (discussed above), Claims and provisions shall be paid or provided for according to their priority and, among claims of equal priority, ratably to the extent of assets legally available therefor.

            (c) All assets of the Corporation remaining after payment of Claims and provisions required by subparagraph 6(a)(ii) and 6(a)(iii) will be distributed in complete liquidation of the Corporation within the 12-month period beginning on the date of the adoption of the Plan. The balance of the assets retained to satisfy claims of creditors (if any) will be distributed as soon as all claims are satisfied.

            7. If deemed advisable, appropriate or desirable by the Board, in its absolute discretion, the Board may at any time transfer to a liquidating trust (the "Trust") the remaining assets of the Corporation. The Trust thereupon shall succeed to all of the then remaining assets of the Corporation, including all amounts in any Contingency Reserve, and any remaining liabilities and obligations of the Corporation. The Board is hereby authorized to appoint one or more corporations, partnerships, limited liability company or other persons, or any combination thereof, including, without limitation, any one or more officers, directors, employees, agents or representatives of the Corporation, to act as the initial trustee or trustees. Any trustee appointed shall succeed to all right, title and interest of the Corporation of any kind and character with respect to such transferred assets and, to extent of the assets so transferred and solely in their capacity as trustee, shall assume all of the liabilities and obligations of the Corporation. The Corporation, subject to this paragraph and as authorized by the Board, in its absolute discretion, may enter into a liquidating trust agreement with the trustee(s) on such terms and conditions as the Board may deem necessary, appropriate or desirable. Adoption of this Plan by the stockholders shall constitute the approval by the stockholders of such appointment, any such liquidating trust agreement and the transfer of assets by the Corporation to the Trust pursuant thereto.

            8. Any distributions to the Corporation's stockholders pursuant paragraph 6(c) of this Plan shall be in complete redemption and cancellation of all of the outstanding common stock of the Corporation. No distribution of assets representing earned but unreported income will be made by the Corporation to its stockholders in the liquidation. No part of the consideration to be received by any stockholder of the Corporation pursuant to paragraph 6(c) will be received by the stockholder as a creditor, employee, or in some capacity other than that of a stockholder of the Corporation. Moreover, no assets will be retained or used to satisfy claims of any stockholders with respect to their stock. As a condition to such distributions to the Corporation's stockholders, the Board or the trustee(s), in their absolute discretion, may require stockholders to surrender their certificates evidencing common stock to the Corporation, the Trust, or an agent for cancellation. Under such circumstances, if a stockholder's certificate for shares of common stock has been lost, stolen or destroyed, such stockholder may be required, as a condition to the disbursement of any distribution under


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this Plan, to furnish to the Corporation, the Trust or an agent satisfactory evidence of the loss, theft or destruction thereof, together with a surety bond or other security or indemnity reasonably satisfactory to the Corporation, the Trust or an agent.

            9. The Corporation shall continue to indemnify its officers, directors, employees and agents in accordance with its amended and restated certificate of incorporation, amended and restated bylaws and any contractual arrangements as therein or elsewhere provided, and such indemnification shall apply to acts or omissions of such persons in connection with the implementation of this Plan and the winding up of the affairs of the Corporation. The Corporation's obligation to indemnify such persons may be satisfied out of any Contingency Reserve or out of assets transferred to the Trust, if any. The Board and the trustee(s) of any Trust are authorized to obtain and maintain insurance as may be necessary to cover the Corporation's indemnification obligations.

            10. In connection with and for the purposes of implementing and assuring completion of this Plan, the Corporation may, in the absolute discretion of the Board, pay any brokerage, agency, professional and other fees and expenses of persons rendering services to the Corporation in connection with the collection, sale, exchange or other disposition of the Corporation's property and assets and otherwise in connection with the implementation of this Plan.

            11. In connection with and for the purpose of implementing and assuring completion of this Plan, the Corporation may, in the absolute discretion of the Board, pay the Corporation's officers, directors, employees, agents and representatives, compensation or additional compensation above their regular compensation, in money or other property, as severance, bonus, acceleration of vesting of stock or stock options or in recognition of any extraordinary efforts they, or any of them, will be required to undertake, or actually undertake, in connection with the implementation of this Plan. Adoption of this Plan by the stockholders shall constitute the approval by the Corporation's stockholders of the payment of any such compensation.

            12. Notwithstanding any approval and adoption of this Plan and the transactions contemplated hereby by the stockholders of the Corporation, the Board may modify, amend, or abandon this Plan and the transactions contemplated hereby without further action by the stockholders to the extent permitted under the DGCL; provided, however, that the Corporation will not amend or modify the Plan under circumstances that would require additional stockholder approval under the DGCL and the federal securities laws without complying with the DGCL and the federal securities laws.

            13. The Board and the officers of the Corporation are authorized to approve changes to the terms of any of the transactions referred to herein, to interpret any of the provisions of this Plan, and to make, execute and deliver such other agreements, conveyances, assignments, transfers, certificates and other documents and take such other action as the Board and/or the officers of the Corporation deem necessary or desirable in order to carry out the provisions of this Plan and effect the complete liquidation and dissolution of the Corporation in accordance with the Code and the DGCL and any rules and regulations of the Securities and Exchange Commission or any state securities commission, including, without limitation, any instruments of dissolution or other documents, and any withdrawal of any qualification to conduct business in any state in which the Corporation is so qualified, as well as the preparation and filing of any tax returns.

                          Dated: As of August 13, 2002.


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